                                                                Exhibit 99(h)(2)



First Data Investor Services Group, Inc.
One Exchange Place
Boston, MA 02109


Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of November 7, 1996 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Framlington Funds Trust, namely the Munder Framlington Global Financial Services Fund (the "New Portfolio").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                                        Very truly yours,

                                        The Munder Framlington Funds Trust

                                        By:  /s/ Terry H. Gardner
                                           -------------------------------


                                        Accepted:

                                        First Data Investor Services Group, Inc.

                                        By:  /s/ Debelee Goldberg
                                           -------------------------------

Date:  February 24, 1998